                                                                    EXHIBIT 11.2
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COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE

(In millions, except per share data)

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
                                                      YEAR ENDED DECEMBER 31,
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                                                   1993(A) 1993(A)  1992   1991
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
EARNINGS
  Income (loss) from continuing operations before
   cumulative effect of accounting changes         $ (268) $ (268) $  561  $ 507
  Preferred stock dividends                            --      --      (5)   (23)
  Pro forma income (loss) from continuing
   operations before cumulative effect of
   accounting changes applicable to common stock     (268)   (268)    556    484
  Discontinued operations
    Income from discontinued operations                --      --      63     84
    Costs associated with effecting the business
     discontinuance                                    --      --     (18)    --
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  Total discontinued operations                        --      --      45     84
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  Cumulative effect of accounting changes              70      70    (165)    --
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  Pro forma net income (loss) available for
   common stock                                    $ (198) $ (198) $  436  $ 568
                                                   ------  ------  ------  -----
                                                   ------  ------  ------  -----
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SHARES
  Weighted average number of common shares
   outstanding                                        277     277     279    280
  Additional shares assuming conversion of
   cumulative convertible exchangeable preferred
   stock, exercise of stock options, performance
   share awards and stock purchase plan
   subscriptions                                       --       1       3      5
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  Average common shares and equivalents
   outstanding                                        277     278     282    285
                                                   ------  ------  ------  -----
                                                   ------  ------  ------  -----
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FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE
  INCOME (LOSS) FROM CONTINUING OPERATIONS         $(0.97) $(0.96) $ 1.97  $1.70
  DISCONTINUED OPERATIONS
    INCOME FROM DISCONTINUED OPERATIONS                --      --    0.22   0.30
    COSTS ASSOCIATED WITH EFFECTING THE BUSINESS
     DISCONTINUANCE                                    --      --   (0.06)    --
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  TOTAL DISCONTINUED OPERATIONS                        --      --    0.16   0.30
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  CUMULATIVE EFFECT OF ACCOUNTING CHANGES            0.25    0.25   (0.59)    --
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  NET INCOME (LOSS)                                $(0.72) $(0.71) $ 1.54  $2.00
                                                   ------  ------  ------  -----
                                                   ------  ------  ------  -----
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
(a) For the year ended December 31, 1993, fully diluted earnings (loss) per common share has been computed with and without anti-dilutive common stock equivalents.

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